Exhibit 99.1

Chiron Corporation
4560 Horton Street
Emeryville, California 94608-2916
510.655.8730 Fax 510.655.9910

News Release

For Immediate Release

Contacts:

Chiron Corporate Communications & Investor Relations

Media:                                    (510) 923-6500

Investors:                   (510) 923-2300

CHIRON IDENTIFIES POST-CLOSE ADJUSTMENTS
TO 2004 FINANCIAL RESULTS

EMERYVILLE, Calif., Tuesday, February 22, 2005 — Chiron Corporation (NASDAQ: CHIR) today announced that in the course of its ongoing year-end financial statement review and Section 404 Sarbanes-Oxley review, the company has identified a number of post-close adjustments to its 2004 financial results as announced on January 26, 2005.  Based on current information, Chiron expects these adjustments to reduce diluted income from continuing operations for the year ended December 31, 2004, by a range of $0.02 per share to $0.08 per share, on both a pro-forma and GAAP basis.

Chiron’s reviews are continuing, and there can be no assurance that the company will not identify further adjustments, or that the expected range is correct.  These items appear to involve only year-end, post-closing adjustments to the financial information for the fourth quarter 2004, except one, which may involve prior periods in 2004. Chiron will complete its reviews and reissue its financial results prior to the filing of its 2004 financial statements in its Annual Report on Form 10-K.

About Chiron

Chiron delivers innovative and valuable products to protect human health by advancing pioneering science across the landscape of biotechnology. The company works to deliver on the limitless promise of science and make a positive difference in people’s lives. For more information, please visit www.chiron.com.

#  #  #